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                                                                    EXHIBIT 23.6

                       CONSENT OF INDEPENDENT ACCOUNTANTS


     We consent to the inclusion in this registration statement of Global Telesystems Group, Inc. on Form S-1 (File No. 333-70885) of our report dated June 10, 1998, on our audit of the financial statements of the Plusnet Business, as of September 30, 1996 and 1997 and for each of the three years in the period ended September 30, 1997. We also consent to the reference to our firm under the heading "Experts".


Dusseldorf

8, February 1999


KPMG Deutsche Treuhand-Gesellschaft

Aktiengesellschaft


Wintschaftsprufungsgesellschaft


KPMG Deutsche Treuhand-Gesellschaft